UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013 (March 22, 2013)

NATUREWELL, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-26108	94-2901715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West C Street, San Diego, California 92101

 (Address of principal executive offices)               (Zip Code)

(201) 777-3395

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding NatureWell's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. These risks and uncertainties include NatureWell's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in NatureWell's Securities and Exchange Commission filings. The forward looking statements in this Form 8-K speak only as of the date hereof, and NatureWell disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the NatureWell’s expectations or future events.

Item 1.01     Entry into a Material Definitive Agreement

On March 22, 2013, NatureWell, Incorporated (“NatureWell” or the “Company”) entered into Stock Purchase Agreements (individually the “Purchase Agreement” and collectively the “Purchase Agreements”) with Dutchess Global Strategies Fund LLC, a New York limited liability company (“Dutchess Global”), and Dutchess Opportunity Fund II LP, a Delaware limited partnership (“Dutchess Opportunity”, and with Dutchess Global, collectively the “Dutchess Funds” or the “Purchasers”).  The Purchase Agreements provided for the purchase by the Dutchess Funds of an aggregate of 2,500 shares of the Company’s Series H Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), at a purchase price of $100.00 per share (the “Offering”). The Preferred Shares may be convertible into the Company’s Common Stock, at the sole option of the holder, at a conversion price of $0.30 per share.  In addition to the Preferred Shares, the Company also agreed to issue to the Dutchess Funds five-year warrants to purchase, in the aggregate, 208,334 shares of the Company’s Common Stock  at an exercise prices of $0.60 per share (the “Warrants”). The Offering consists of the Company’s Series H Convertible Preferred Stock, par value $0.01 per share, with 30,000 shares authorized, the terms of which are defined pursuant to the certificate of designations filed with the state of Delaware Division of Corporations.

In connection with the Offering, the Company has also granted certain registration rights to the Purchasers requiring that the Company file a registration statement with the U.S. Securities and Exchange Statement covering the shares of Common Stock underlying the Preferred Shares and the Warrants.

The Company is providing this report in accordance with Rule 135c under the Securities Act of 1933, as amended (“Rule 135c”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

A copy of the form of Purchase Agreement, Registration Rights Agreement, Warrants and Certificate of Designations of the Series H Convertible Preferred Stock are filed herewith as Exhibits 10.1, 10.2, 10.3 and 4, respectively.

Item 3.02     Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01     Financial Statements and Exhibits

9.01 (d) Exhibits

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement	Filed herewith
10.2	Form of Registration Rights Agreement	Filed herewith
10.3	Form of Warrants	Filed herewith
4	Form of Certificate of Designations	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NatureWell, Incorporated

Date: March 28, 2013	By:	/s/ Themistocles Psomiadis

	Name:	Themistocles Psomiadis
	Title:	Chief Executive Officer